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                                                                Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement No. 33-56831 on Form S-8, No. 33-44219 on Form S-8, No. 33-41888 on Form S-8, No.
2-99188 on Form S-8 and No. 2-98002 on Form S-3 of our report dated February 15, 1995, except for the "Discontinued operations" note, as to which the date is March 17, 1995, with respect to the consolidated financial statements and schedules of Bally Entertainment Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.




ERNST & YOUNG LLP


Chicago, Illinois
March 27, 1995